Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

CleanTech Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title(1)	Fee Calculation Rule(2)	Amount Being Registered(3)	Proposed Maximum Offering Price Per Security(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	common stock, $0.0001 par value	Other	3,530,000	$6.77	$23,898,100	0.0000927	$2,215.36
		Total Offering Amounts				$23,898,100		$2,215.36
		Total Fees Previously Paid						$-
		Net Fee Due						$2,215.36

(1)	All securities being registered will be issued by CleanTech Acquisition Corp., a Delaware corporation (“CLAQ”), in connection with CLAQ’s previously announced initial business combination (the “Business Combination”) with CleanTech Merger Sub, Inc. (“Merger Sub”) and Nauticus Robotics, Inc. (“Nauticus”), pursuant to which Merger Sub will merge with and into Nauticus with Nauticus surviving the merger as a wholly-owned subsidiary of CLAQ.

(2)	Represents the resale of the 3,530,000 shares of common stock, par value $0.0001 per share, of CLAQ that will be issued to certain institutions and accredited investors in a private placement (the “PIPE Investment”) upon the closing of the Business Combination. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $6.77, which is the average of the high and low prices of shares of CLAQ common stock on September 7, 2022 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission (the “SEC”)) on The Nasdaq Capital Market.